UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2017 (August 28, 2017)

Array BioPharma Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-16633	84-1460811
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Walnut Street, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

303-381-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2017, and on the recommendation of the Compensation Committee, the independent directors of the Board of Directors of Array BioPharma Inc. (the “Company”) approved the performance bonus program for annual bonus awards that may be earned by employees of the Company, including the Company’s executive officers, for fiscal 2018. Under the bonus program, certain of the Company’s employees, including its executive officers, will be entitled to earn a bonus payable in cash, stock or stock option equivalents based upon the achievement of certain specified performance goals and objectives relating to the Company and to each individual participant. To the extent the corporate and individual performance goals are met, each participant may be eligible to receive a target bonus calculated by multiplying the participant’s base salary by a percentage value later assigned to the participant or to his or her position with the Company by the Compensation Committee. A percentage of this target bonus amount may be awarded following the end of the fiscal year to the extent the Compensation Committee determines the corporate and individual performance goals are met. The plan can be amended in whole or in part by the Compensation Committee at any time until paid. The Compensation Committee recommended and the independent directors of the Board approved the specific performance goals for fiscal 2018 under the performance bonus program. The performance bonuses for 2018 will be based both on individual performance and on the Company’s performance relative to the following performance criteria: financial criteria consisting of minimum, target and stretch goals relating to the Company’s revenue (excluding reimbursement revenue), year-end cash and debt structure; minimum, target and stretch discovery research goals consisting of partnering goals for the Company’s discovery programs; minimum, target and stretch clinical development goals with respect to the Company’s proprietary drug programs; and minimum, target and stretch commercial goals relating to the development of the Company’s commercialization capabilities and commercialization of the Company’s drug programs. In determining the bonus awards for fiscal 2018, the foregoing goals will be weighted as follows: financial goals 20%; discovery research goals 20%; clinical development goals 40%; and commercial goals 20%.  A description of the performance bonus program is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Description of performance bonus program

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2017	Array BioPharma Inc.

	By:	/s/ Jason Haddock
Jason Haddock
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Description of performance bonus program